EXHIBIT 99.1


                                                                 FIRST HEALTH
                                                         3200 Highland Avenue
                                                      Downers Grove, IL 60515
                                                               (630) 737-7900
                                                          www.firsthealth.com
 Investor Contacts:
 ------------------
 Joseph E. Whitters - Executive Vice President
 (630) 737-7511, joewhitters@firsthealth.com


 William R. McManaman - Chief Financial Officer
 (630) 737-7020, williammcmanaman@firsthealth.com


 Media Contact:
 --------------
 Erin Gardiner - Public Relations Manager
 (630) 737-5016, eringardiner@firsthealth.com           FOR IMMEDIATE RELEASE
                                                        ---------------------


                 FIRST HEALTH REPORTS SECOND QUARTER RESULTS
 ____________________________________________________________________________


 DOWNERS GROVE, IL - August 2, 2004 - Edward L. Wristen, President and Chief Executive Officer of First Health Group Corp. (NASDAQ: FHCC), announced today the results of operations for the second quarter ended June 30, 2004.

 Consistent with our expectations, net income for the three months and six months ended June 30, 2004 decreased to $30.1 million and to $58.9 million from $37.2 million and $74.0 million, respectively, during the same periods last year. Diluted earnings per share (EPS) for the three months and six months ended June 30, 2004 decreased to $.32 and $.63 from $.38 and $.75, respectively, during the same periods last year. Revenues for the three months and six months increased to $220.8 million and $438.9 million from $218.6 million and $432.4 million, respectively, during the same periods last year. Cash flow generated from operations was $73.7 million in the quarter.

 Mr. Wristen commented the Company continued to pursue revenue development and cost savings initiatives during the second quarter of 2004 that it had begun at the beginning of the year. In addition, Mr. Wristen commented on the Company's five sectors as follows:

   * Workers' Compensation revenue of $55.5 million increased 38% from the comparable quarter of 2003 and increased 9% from the first quarter of 2004. Revenue growth was driven by the acquisitions of Health Net Employer Services, Inc. and COMP Medical, renamed First Health Priority Services, Inc., whose combined second quarter revenue was $15.3 million.

   * Public Sector revenue of $42.6 million decreased 4% from the comparable quarter of 2003 and increased 9% from the first quarter 2004. However, the comparable quarter of 2003 included $11.5 million in non-recurring revenue (primarily HIPAA support and pharmacy program implementations) compared to $0.8 million in 2004. On a continuing revenue basis, Public Sector revenue increased 28% from the second quarter of 2003.

   * Third Party Administrators and Insurers sector revenue of $25.1 million increased 20% from the comparable quarter of 2003 due to new business with insurers and was flat compared to the first quarter of 2004.

   * The Federal Employee Sector revenue was $57.2 million in the quarter and declined 8% from the comparable quarter of 2003 and 3% from first quarter of 2004, primarily due to a 10% decline in enrollment (in line with expectations) and lower participant utilization. The Company recorded $3 million in revenue as part of the Company's retrospective review of claims data related to 2003 Mail Handlers business.

   * The Corporate Sector revenue was $40.4 million and declined 21% from the comparable quarter of 2003 and 8% from the first quarter of 2004, due to higher attrition, less new business and increased price competition.

 Other items of note for the second quarter of 2004: 1) The Company is continuing its efforts to improve profitability, noted below, that it began in the first quarter; 2) the Company's annual effective tax rate of 38% in 2004 compares to 40% through six months of 2003; and 3) diluted shares outstanding for the six months ended June 30, 2004 were 5.9% less than last year due to the Company's share repurchase activity in 2003.

 The Company reaffirms its guidance for 2004 disclosed in April 2004 as follows:

   *  Revenue expectations between $885 million and $905 million

   *  Earnings per share in the range of $1.30 to $1.40

   *  Cash flow from operations between $180 million and $190 million

 In conclusion, Mr. Wristen stated the Company is pursuing a number of initiatives it began early in the year to develop revenue growth and improve profitability. The initiatives include:

   *  Development of new market opportunities in each of the sectors

   *  New managed care initiatives to drive lower medical costs for clients

   *  Steps to reduce overhead and improve efficiencies


 Conference Call and Webcast
 ---------------------------
 First Health Group Corp. will be hosting a conference call and webcast on Monday, August 2 at 8 a.m. Central Daylight Time to discuss the Company's second quarter results. The quarterly conference call will be available on a live webcast from the Company's website (www.firsthealth.com).
 The webcast is open to all interested parties on a listen-only basis. Individuals unable to participate in the scheduled call may listen to a replay until August 4 by calling (888) 286-8010, code 74058321. The webcast will also be archived on the Company's website. Individuals who listen to the call will be presumed to have read First Health's Annual Report on Form 10-K for the year ended December 31, 2003, and Quarterly Report on Form 10-Q for the three months ended March 31, 2004.


 Business Description
 --------------------
 First Health, a premier national health-benefits services Company, specializes in providing large payors with integrated managed care solutions. First Health is a unique national managed care Company serving the group health, workers' compensation and state agency markets. Using technology to enable service and managed care innovations, First Health sets the bar for industry performance. For more information, visit the Company website at www.firsthealth.com.


 Forward-Looking Statements Notice
 ---------------------------------
 Certain statements herein regarding anticipated financial results for 2004 and the Company's business prospects are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, factors that could cause the Company's actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the inability of the Company to continue to: (i) enter into contracts with and successfully implement programs for new clients within the time frame established by the Company and achieve the revenue growth expected to result from the addition of such clients, (ii) expand its group health, workers' compensation and public sector businesses, (iii) control health care benefit expenses and (iv) achieve operation and cost synergies anticipated as a result of acquisitions. All forward-looking statements herein are made as of the date hereof, and the Company undertakes no obligation to update such statements.


                                  First Health Group Corp.
                          (In millions Except EPS and Percentages)
                                        (Unaudited)


                                Three Months Ended June 30,    Six Months Ended June 30,
                                ---------------------------   ---------------------------
                                                 % Increase                   % Increase
                                  2004     2003  (Decrease)     2004     2003  (Decrease)
                                 ------   ------ ----------    ------   ------ ----------
 ----------------------------------------------------------------------------------------
 Revenues                       $ 220.8  $ 218.6     1.0%     $ 438.9  $ 432.4     1.5%
 ----------------------------------------------------------------------------------------

 Operating Expenses:

   Cost of Services               104.9    100.1     4.7%       211.3    196.3     7.6%
   Selling and Marketing           20.8     21.4    (2.6)%       41.7     42.4    (1.6)%
   General and Administrative      19.3     15.4    24.5%        38.9     30.6    26.6%
   Health Care Benefits             7.3      4.4    65.7%        13.6      9.6    42.2%
   Depreciation and Amortization   19.5     15.6    25.6%        37.9     30.7    23.6%
                                 ------   ------   -----       ------   ------   -----
                                  171.8    156.9     9.5%       343.4    309.6    10.9%
                                 ------   ------   -----       ------   ------   -----

 ----------------------------------------------------------------------------------------
 Income from operations            49.0     61.7   (20.6)%       95.5    122.8   (22.2)%
 ----------------------------------------------------------------------------------------

 Interest Income                   (1.2)    (1.4)  (14.6)%       (2.9)    (2.7)    6.3%
 Interest Expense                   1.7      1.4    21.6%         3.5      2.7    30.6%
                                 ------   ------   -----       ------   ------   -----
 Income Before Income Taxes        48.5     61.7   (21.4)%       94.9    122.8   (22.7)%

 Income Taxes                     (18.4)   (24.5)  (24.9)%      (36.0)   (48.8)  (26.1)%
                                 ------   ------   -----       ------   ------   -----
 Net Income                     $  30.1  $  37.2   (19.2)%    $  58.9  $  74.0   (20.5)%
                                 ======   ======   =====       ======   ======   =====

 Share Information:
 -----------------
 Weighted Average
   Shares Outstanding - Basic      91.6     95.3    (3.9)%       91.4     96.2    (4.9)%
                                 ======   ======   =====       ======   ======   =====
 Net Income Per
   Common Share - Basic         $   .33  $   .39   (15.4)%    $   .64  $   .77   (16.9)%
                                 ======   ======   =====       ======   ======   =====

 Weighted Average
   Shares Outstanding - Diluted    92.9     97.7    (4.9)%       92.9     98.7    (5.9)%
                                 ======   ======   =====       ======   ======   =====

 ----------------------------------------------------------------------------------------
  Net Income Per
  Common Share - Diluted        $   .32  $   .38   (15.8)%    $   .63  $   .75   (16.0)%
                                 ======   ======   =====       ======   ======   =====
 ----------------------------------------------------------------------------------------


                                  First Health Group Corp.
                              (In millions Except Percentages)
                                        (Unaudited)


                                Three Months Ended June 30,    Six Months Ended June 30,
                                ---------------------------   ---------------------------
                                                 % Increase                   % Increase
 Revenue Information              2004     2003  (Decrease)     2004     2003  (Decrease)
                                 ------   ------ ----------    ------   ------ ----------
 ----------------------------------------------------------------------------------------
 Commercial Revenue
   Group Health:
     PPO + Administration
       Services                 $  80.2  $  91.1   (12.1)%    $ 164.2  $ 180.0    (8.8)%
     PPO Services                  33.1     38.9   (15.1)%       67.8     79.8   (15.0)%
     Premiums                       9.4      4.2   129.0%        18.5      8.4   121.5%
                                 ------   ------   -----       ------   ------   -----
   Total Group Health             122.7    134.2    (8.6)%      250.5    268.2    (6.6)%
                                 ------   ------   -----       ------   ------   -----
   Workers' Compensation:
     PPO + Administration
       Services                    31.6     25.1    25.8%        63.8     50.1    27.3%
     PPO Services                  23.9     15.1    57.6%        42.7     30.3    41.0%
                                 ------   ------   -----       ------   ------   -----
   Total Workers' Compensation     55.5     40.2    37.7%       106.5     80.4    32.4%
                                 ------   ------   -----       ------   ------   -----
 Total Commercial Revenue         178.2    174.4     2.1%       357.0    348.6     2.4%
                                 ------   ------   -----       ------   ------   -----

 Public Sector                     42.6     44.2    (3.5)%       81.9     83.8    (2.2)%
                                 ------   ------   -----       ------   ------   -----

 Total Revenue                  $ 220.8  $ 218.6     1.0%     $ 438.9  $ 432.4     1.5%
                                 ======   ======   =====       ======   ======   =====

 Supplemental Information by Sector

 Commercial Revenue
   Group Health:
     Federal Employees          $  57.2  $  62.4    (8.4)%    $ 115.9  $ 121.8    (4.8)%
     Corporate                     40.4     50.9   (20.6)%       84.4    103.1   (18.2)%
     Third Party
       Administrators/Insurers     25.1     20.9    19.8%        50.2     43.3    16.0%
                                 ------   ------   -----       ------   ------   -----
   Total Group Health             122.7    134.2    (8.6)%      250.5    268.2    (6.6)%
                                 ------   ------   -----       ------   ------   -----
   Workers' Compensation           55.5     40.2    37.7%       106.5     80.4    32.4%
                                 ------   ------   -----       ------   ------   -----
 Total Commercial                 178.2    174.4     2.1%       357.0    348.6     2.4%
                                 ------   ------   -----       ------   ------   -----

 Public Sector                     42.6     44.2    (3.5)%       81.9     83.8    (2.2)%
                                 ------   ------   -----       ------   ------   -----

 Total Revenue                  $ 220.8  $ 218.6     1.0%     $ 438.9  $ 432.4     1.5%
                                 ======   ======   =====       ======   ======   =====
 ----------------------------------------------------------------------------------------

 ----------------------------------------------------------------------------------------
 Operating Margins
 ----------------------------------------------------------------------------------------
   Commercial                      26.8%    33.6%                26.5%    33.6%

   Public Sector                    3.1%     6.9%                 1.3%     6.6%
 ========================================================================================


                           First Health Group Corp.
                                (In millions)
                                 (Unaudited)

                                               June 30,      December 31,
 Summary Balance Sheet Information:              2004            2003
 ---------------------------------             --------        --------

         Assets:
         --------------------------------------------------------------------
         Cash and Investments                 $   166.6       $   139.7
         Accounts Receivable                       98.5           102.9
         Reinsurance Recoverable                   31.8            38.9
         Fixed Assets                             241.4           235.9
         Goodwill                                 327.8           324.3
         Intangible Assets                         81.4            82.6
         Deferred Taxes                            26.8            26.8
         Other Assets                              27.0            26.3
                                               --------        --------
           Total Assets                       $ 1,001.3       $   977.4
                                               ========        ========

         Liabilities:
         --------------------------------------------------------------------
         Claims Reserves                      $    49.1       $    48.1
         Debt Outstanding                         210.0           270.0
         Deferred Taxes                           125.7           126.5
         Purchase Reserve                           3.0             5.1
         Accounts Payable                          77.1            73.2
         Accrued Expenses                          41.0            42.7
         Other Liabilities                         50.5            33.3
                                               --------        --------
           Total Liabilities                      556.4           598.9

         Stockholders' Equity:                    444.9           378.5
                                               --------        --------
           Total Liabilities and
             Stockholders' Equity             $ 1,001.3       $   977.4
                                               ========        ========

                           First Health Group Corp.
                                (In millions)
                                 (Unaudited)

 Consolidated Statement of Cash Flows:
 -------------------------------------
                                                             Six Months Ended
                                                                 June 30,
                                                             ----------------
                                                              2004      2003
                                                             ------    ------
 Cash flows from operating activities:
   Net Income                                               $  58.9   $  74.0
                                                             ------    ------

 Adjustments to Reconcile Net Income to Net Cash
 Provided by Operating Activities:
   Depreciation and amortization                               37.9      30.7
   Change in allowance for uncollectible receivables            1.6      (0.1)
   Provision for deferred income taxes                           --       0.1
   Tax benefits from stock options exercised                    1.7       6.2
   Income from limited partnership                             (1.6)     (1.3)
   Other, net                                                   0.3        --

 Changes in Assets and Liabilities (net of effects
   of acquired businesses):
   Accounts receivable                                          4.7     (13.9)
   Other current assets                                         7.0       0.7
   Reinsurance recoverable                                     (0.9)      1.4
   Accounts payable and accrued expenses                       (2.8)     (2.6)
   Claims reserves                                              1.0      (0.7)
   Income taxes payable                                        18.6      15.1
   Non-current assets and liabilities                          (1.0)      0.8
                                                             ------    ------
 Net cash provided by operating activities                    125.4     110.4
                                                             ------    ------
 Cash flows from investing activities:
   Purchases of investments                                   (21.1)    (20.7)
   Sales of investments                                        24.2      24.4
   Acquisition of business, net of cash acquired               (6.2)     (3.4)
   Purchase of property and equipment                         (38.8)    (30.6)
                                                             ------    ------
   Net cash used in investing activities                      (41.9)    (30.3)
                                                             ------    ------
 Cash flows from financing activities:
   Purchase of treasury stock                                    --    (119.1)
   Proceeds from issuance of long-term debt                    35.0     105.0
   Repayment of long-term debt                                (95.0)    (75.0)
   Proceeds from issuance of common stock                       7.4      14.7
   Stock option loan repayments                                  --       0.2
                                                             ------    ------
   Net cash used in financing activities                      (52.6)    (74.2)
                                                             ------    ------

 Net increase in cash and cash equivalents                     30.9       5.9
 Cash and cash equivalents, beginning of period                 8.0      20.9
                                                             ------    ------
 Cash and cash equivalents, end of period                   $  38.9   $  26.8
                                                             ======    ======